EXHIBIT 32.1
CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Xenonics Holdings, Inc. (the “Company”) hereby certifies that, to the best of his knowledge:
(i) the Annual Report on Form 10-K of the Company for the fiscal year ended September 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated: December 16, 2010	/s/ Alan P. Magerman
Alan P. Magerman
Chief Executive Officer